                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20703 and No. 333-32945), pertaining to the 1993 Incentive Stock Plan of SoloPoint.com, Inc., of our report dated February 15, 2000, with respect to the financial statements of SoloPoint.com, Inc., included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.



                                  /s/ Ernst & Young LLP
Palo Alto, California
March 30, 2000